EXHIBIT 99.1
                                                                    ------------


                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR ITS FIRST QUARTER ENDED MARCH 31, 2006

Woodland Hills, California, May 10, 2006 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended March 31, 2006, revenues were $14,073,675 and net income was $1,887,550 ($0.34 diluted income per share) compared with revenues of $15,481,114 and net income of $1,505,180 ($0.27 diluted income per share) for the quarter ended March 31, 2005.

Stockholders' equity was $50,123,304 at March 31, 2006, or $9.08 per common share including unrealized after-tax investment losses of $620,926 compared to stockholders' equity of $48,394,373 or $8.80 per common share including unrealized after-tax investment losses of $382,224 at December 31, 2005.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)



                                                         Three Months Ended
                                                              March 31
                                                              --------
                                                      2006               2005
                                                      ----               ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                    $14,845            $16,676
   Premium ceded                                       3,631              3,850
                                                      ------             ------
      Net premium earned                              11,214             12,826
   Investment income                                   1,334              1,036
   Other income                                           28                 26
                                                      ------             -------
      Total Insurance Company Revenues                12,576             13,888

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,300              1,373
   Investment income                                      21                 13
   Finance charges and fees earned                       173                203
   Other income                                            4                  4
                                                      ------             ------
      Total Revenues                                  14,074             15,481
                                                      ------             ------

Expenses
--------
Losses and loss adjustment expenses                    6,518              8,372
Policy acquisition costs                               2,451              2,606
Salaries and employee benefits                         1,285              1,287
Commissions to agents/brokers                            158                185
Other operating expenses                                 748                675
                                                      ------             ------
   Total Expenses                                     11,160             13,125
                                                      ------             ------

   Income Before Income Taxes                          2,914              2,356
Income Tax Provision                                   1,026                851
                                                       -----              -----
   Net Income                                         $1,888             $1,505
                                                       =====              =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                                   $0.34              $0.27
  Weighted Average Shares (000)                        5,506              5,495
Diluted
  Earnings Per Share                                   $0.34              $0.27
  Weighted Average Shares (000)                        5,626              5,616


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     57.9%              65.0%
Underwriting Expenses                                   30.6%              30.1%
                                                        ----               ----
  Combined Ratio                                        88.5%              95.1%
                                                        ====               ====